UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2017 (October 5, 2017)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

262 N University Avenue Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 447-3000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, the Board of Directors (the “Board”) of Vista Outdoor Inc. (“Vista Outdoor” or the “Company”) announced that it has elected Christopher T. Metz to the position of Chief Executive Officer, effective October 9, 2017 (the “Employment Date”). Mr. Metz will succeed Michael Callahan, who will resign from his role as Interim Chief Executive Officer but will remain Interim Chairman of the Board pending appointment of a permanent Chairman by the Board at its next regularly scheduled meeting.

The Board also announced that it has increased the number of members of the Board from six (6) to seven (7) and elected Mr. Metz to serve as a Class III director who will hold office until the 2020 annual meeting of stockholders and until his successor has been elected and has qualified or his service ends earlier through death, resignation, retirement or removal from office. Mr. Metz is not expected to serve on any Board committees and there are no family relationships or transactions in which Mr. Metz has an interest requiring disclosure under Items 401(d) or 404(a) of Regulation S-K.

Mr. Metz, age 52, most recently served as the President and Chief Executive Officer of Arctic Cat Inc., a manufacturer of all-terrain vehicles, recreational off-road vehicles and snowmobiles, from December 2014 to March 2017. He served as a Managing Director of Sun Capital Partners, Inc., a global private equity firm, from 2005 to July 2014. Prior to joining Sun Capital, Mr. Metz worked for Black & Decker for over 13 years, serving in a variety of capacities, including President of its Hardware and Home Improvement Group from 1999 to 2005. Mr. Metz also serves on the board of directors of Acushnet Holdings Corporation.

In connection with the appointment of Mr. Metz to the position of Chief Executive Officer and member of the Board, the Company entered into an offer letter agreement with Mr. Metz (the “Offer Letter”) on September 19, 2017. The Offer Letter provides that Mr. Metz will be an employee “at will” and includes his expected compensation package. Pursuant to the Offer Letter, Mr. Metz will receive an annual base salary of $1,000,000 and a guaranteed cash bonus for his first full year of employment, payable in two installments across the current ("Fiscal Year 2018") and next fiscal years ("Fiscal Year 2019"). For Fiscal Year 2018, Mr. Metz will receive a guaranteed bonus payout of $500,000. For Fiscal Year 2019, Mr. Metz will participate in the Company's annual incentive program under its Executive Officer Incentive Plan with a target bonus equal to 100% his annual salary and will receive a bonus payout equal to the greater of $500,000 or the bonus payout actually earned for that fiscal year. For Fiscal Year 2020, Mr. Metz will participate in the Company's annual incentive program under its Executive Officer Incentive Plan with a target bonus, maximum bonus potential and performance criteria to be established by the Management Development and Compensation Committee of the Board as part of the Company’s annual planning process.

The Offer Letter also provides that Mr. Metz’s annual long-term equity incentive award for Fiscal Year 2019 will total $3,300,000. Fifty percent of this equity incentive award will be made in the form of performance share units that can be earned based on the achievement of performance criteria over a three-year period (with a maximum payout of 125,000 shares regardless of performance). The remainder of the award will be made 30% in the form of restricted stock units and 20% in the form of stock options, each of which will vest on the first, second, and third anniversaries of the grant date, subject to his continued employment with the company through the applicable vesting date.

In addition, the Offer Letter provides that Mr. Metz will receive a one-time, sign-on equity award with a $1,750,000 aggregate grant date value. The sign-on equity award will be made in the form of restricted stock units under the Company’s 2014 Stock Incentive Plan and will vest on the first, second, and third anniversaries of the grant date, subject to his continued employment with the company through the applicable vesting date.

The Offer Letter does not provide for any payments or benefits in the event of a termination of Mr. Metz’s employment. Mr. Metz will participate in the Company’s Income Security Plan and Executive Severance Plan to the same extent as the Company’s other executives. The Income Security Plan provides for severance payments under certain circumstances following a change-in-control of the Company and the Executive Severance Plan provides benefits and payments to the Company’s executives upon termination of their employment with the Company other than for cause. The foregoing description of the Income Security Plan and Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Income Security Plan and Executive Severance Plan (Exhibits 10.2 and 10.3, respectively, to Vista Outdoor Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2015).

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter (Exhibit 10.1 to this Current Report on Form 8-K) and incorporated herein by reference. The Company’s press release announcing the appointment of Mr. Metz is filed as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d)                                 Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Vista Outdoor Inc. and Christopher Metz.
99.1	Press release of Vista Outdoor Inc. dated October 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel
and Secretary

Date:  October 5, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between Vista Outdoor Inc. and Christopher Metz.
99.1	Press release of Vista Outdoor Inc. dated October 5, 2017.